INDEPENDENT AUDITORS' CONSENT



We  consent  to  the   incorporation  by  reference  in  Registration  Statement
No.333-21403 of U.S. Restaurant Properties Master L.P. on Form S-4 of our report dated May 8, 1997, with respect to the combined statement of revenues and certain expenses of RR Restaurants 1986-1 Properties Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1996; our report dated May 22, 1997, with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties Master L.P. (Bruegger's Acquisition) for the year ended December 31, 1996; and our report dated May 27, 1997 with respect to the statement of revenues and certain expenses of Tulip Properties Limited Property Sold to U.S. Restaurant Properties Master L.P.for the year ended December 31, 1996,appearing in this Current report on Form 8-K/A of U.S. Restaurant Properties Master L.P. dated March 31, 1997.



/s/ DELOITTE & TOUCHE LLP



Dallas, Texas
May 28, 1997